SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 17, 2000
                                 Date of Report
                        (Date of Earliest Event Reported)


                        THE ENTERTAINMENT INTERNET, INC.
             (Exact Name of Registrant as Specified in its Charter)

         NEVADA                      0-28173                 95-4730315
      ---------------              -----------            --------------
      (State or other              (Commission             (IRS Employer
      jurisdiction of              File Number)          Identification No.)
      incorporation)


          5757 WILSHIRE BLVD., SUITE 124, LOS ANGELES, CALIFORNIA 90036
                    (Address of principal executive offices)

                                 (323) 904-4940
                         (Registrant's telephone number)

ITEM 5.   OTHER EVENTS

On August 17, 2000, the Company sent a notice to Michael Jay Solomon terminating his employment contract with the Company. The Company believes it did not receive what it expected from the employment arrangement and terminated the same, effective 35 days from the date of notice or as soon as permitted by law.

The Company may consider its interests adverse and may take appropriate action to recover any of its assets or property and address any concerns arising from any documents executed and/or expenditures made by Mr. Solomon, together with any other relief it may deem appropriate under the circumstances.






                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    The Entertainment Internet, Inc.


                                    By   /s/ Mohamed Hadid
                                         -----------------------
                                         Chairman of the Board


Date: August 29, 2000